Exhibit 20.1

Nissan Auto Lease Trust 2004-A

Settlement Statement

for Month Ended March 31, 2005

Collection Period Start		1-Mar-05	Distribution Date	15-Apr-05
Collection Period End		31-Mar-05	30/360 Days	30
Beg. of Interest Period		15-Mar-05	Actual/360 Days	31
End of Interest Period		15-Apr-05

SUMMARY
	Coupon Rate	Initial Balance	Beginning Balance	Ending Balance	Pool Factor
Total Portfolio		1,680,098,819.60	1,495,757,334.68	1,459,719,700.92	0.8688297
Total Securities		1,680,098,819.60	1,495,757,334.68	1,459,719,700.92	0.8688297
Class A-1 Notes	2.105630%	265,000,000.00	80,658,515.08	44,620,881.32	0.1683807
Class A-2 Notes	2.550000%	260,000,000.00	260,000,000.00	260,000,000.00	1.0000000
Class A-3 Notes	2.900000%	357,000,000.00	357,000,000.00	357,000,000.00	1.0000000
Class A-4a Notes	2.880000%	488,000,000.00	488,000,000.00	488,000,000.00	1.0000000
Class A-4b Notes	3.180000%	100,000,000.00	100,000,000.00	100,000,000.00	1.0000000
Certificates	0.000000%	210,098,819.60	210,098,819.60	210,098,819.60	1.0000000

	Principal Payment Due	Interest Payment	Principal per $1000 Face Amount	Interest per $1000 Face Amount
Class A-1 Notes	36,037,633.76	146,248.52	135.9910708	0.5518812
Class A-2 Notes	0.00	552,500.00	0.0000000	2.1250000
Class A-3 Notes	0.00	862,750.00	0.0000000	2.4166667
Class A-4a Notes	0.00	1,210,240.00	0.0000000	2.4800000
Class A-4b	0.00	265,000.00	0.0000000	2.6500000
Certificates	0.00	0.00	0.0000000	0.0000000
Total Securities	36,037,633.76	3,036,738.52

I. COLLECTIONS

Lease Payments: ( Lease SUBI)
Monthly Principal							21,841,160.32
Monthly Interest							6,207,214.84
Total Monthly Payments							28,048,375.16

Interest Rate Cap Payments							0.00

Advances:
Aggregate Monthly Payment Advances							976,357.74
Aggregate Sales Proceeds Advance							1,175,557.43
Total Advances							2,151,915.17

Vehicle Disposition Proceeds:
Reallocation Payments							3,773,965.36
Repurchase Payments							27,318.96
Net Auction Proceeds							0.00
Recoveries							0.00
Net Liquidation Proceeds							9,907,132.52
Excess Wear and Tear and Excess Mileage							18,379.99
Remaining Payoffs							0.00
Net Insurance Proceeds							1,088,857.03
Residual Value Surplus							13,039.90
Total Collections							45,028,984.09

II. COLLATERAL POOL BALANCE DATA
			Number	Book Amount	Discount Rate	Securitization Value
Pool Balance - Beginning of Period			68,536	1,531,390,911.92	4.50000%	1,495,757,334.68
Total Depreciation Received				(20,344,357.36)		(20,747,748.99)
Principal Amount of Gross Losses			(164)	(4,022,290.66)		(4,084,328.53)
Repurchase / Reallocation			(2)	(29,530.73)		(27,318.96)
Early Terminations			(9)	(139,259.41)		(126,419.66)
Scheduled Terminations			(488)	(11,071,017.55)		(11,051,817.62)
Pool Balance - End of Period			67,873	1,495,784,456.21	4.50000%	1,459,719,700.92

III. DISTRIBUTIONS

Total Collections							45,028,984.09
Reserve Amounts Available for Distribution							0.00
Total Available for Distribution							45,028,984.09

1. Amounts due Indenture Trustee as Compensation or Indemnity							0.00
2. Reimbursement of Payment Advance							1,992,568.47
3. Reimbursement of Sales Proceeds Advance							1,610,181.24
4. Servicing Fee:
Servicing Fee Due							1,246,464.45
Servicing Fee Paid							1,246,464.45
Servicing Fee Shortfall							0.00
Total Trustee, Advances and Servicing Fee Paid							4,849,214.16

5. Interest:
Class A-1 Notes Monthly Interest
Class A-1 Notes Interest Carryover Shortfall							0.00
Class A-1 Notes Interest on Interest Carryover Shortfall							0.00
Class A-1 Notes Monthly Available Interest Distribution Amount							146,248.52

Class A-1 Notes Monthly Interest Paid							146,248.52
Chg in Class A-1 Notes Int. Carryover Shortfall							0.00

Class A-2 Notes Monthly Interest
Class A-2 Notes Interest Carryover Shortfall							0.00
Class A-2 Notes Interest on Interest Carryover Shortfall							0.00
Class A-2 Notes Monthly Available Interest Distribution Amount							552,500.00

Class A-2 Notes Monthly Interest Paid							552,500.00
Chg in Class A-2 Notes Int. Carryover Shortfall							0.00

Class A-3 Notes Monthly Interest
Class A-3 Notes Interest Carryover Shortfall							0.00
Class A-3 Notes Interest on Interest Carryover Shortfall							0.00
Class A-3 Notes Monthly Available Interest Distribution Amount							862,750.00

Class A-3 Notes Monthly Interest Paid							862,750.00
Chg in Class A-3a Notes Int. Carryover Shortfall							0.00
							0.00
Class A-4 Monthly Interest
Class A-4a Notes Interest Carryover Shortfall							0.00
Class A-4a Notes Interest on Interest Carryover Shortfall							0.00
Class A-4a Notes Monthly Available Interest Distribution Amount							1,210,240.00

Class A-4a Notes Monthly Interest Paid							1,210,240.00
Chg in Class A-4a Notes Int. Carryover Shortfall							0.00

Class A-4b Notes Interest Carryover Shortfall							0.00
Class A-4b Notes Interest on Interest Carryover Shortfall							0.00
Class A-4b Notes Monthly Available Interest Distribution Amount							265,000.00

Class A-4b Notes Monthly Interest Paid							265,000.00
Chg in Class A-4b Notes Int. Carryover Shortfall							0.00
							0.00
Certificate Monthly Interest
Certificate Interest Carryover Shortfall							0.00
Certificate Interest on Interest Carryover Shortfall							0.00
Certificate Monthly Available Interest Distribution Amount							0.00

Certificate Monthly Interest Paid							0.00
Chg in Certificate Int. Carryover Shortfall							0.00
							0.00
Total Note and Certificate Monthly Interest
Total Note and Certificate Monthly Interest Due							3,036,738.52
Total Note and Certificate Monthly Interest Paid							3,036,738.52
Total Note and Certificate Interest Carryover Shortfall							0.00
Chg in Total Note and Certificate Int. Carryover Shortfall							0.00

Total Available for Principal Distribution							37,143,031.41

6. Total Monthly Principal Paid on the Notes
Total Monthly Principal Paid on the Class A Notes							36,037,633.76

Total Class A Noteholders' Principal Carryover Shortfall							0.00
Total Class A Noteholders' Principal Distributable Amount							36,037,633.76
Chg in Total Class A Noteholders' Principal Carryover Shortfall							0.00
							0.00
							0.00
7. Total Monthly Principal Paid on the Certificates							0.00

Total Certificateholders' Principal Carryover Shortfall							0.00
Total Certificateholders' Principal Distributable Amount							0.00
Chg in Total Certificateholders' Principal Carryover Shortfall							0.00
							0.00
Remaining Available Collections							1,105,397.65

IV. RESERVE ACCOUNT

Initial Reserve Account Amount							25,201,482.29
Required Reserve Account Amount							50,402,964.59
Beginning Reserve Account Balance							39,492,072.63
Reinvestment Income for the Period							159,865.25
Reserve Fund Available for Distribution							39,651,937.88
Reserve Fund Draw Amount							0.00
Deposit of Remaining Available Collections							1,105,397.65
Gross Reserve Account Balance							40,757,335.53
Remaining Available Collections Released to Seller							0.00
Ending Reserve Account Balance							40,757,335.53

V. POOL STATISTICS

Weighted Average Remaining Maturity							25.85
Monthly Prepayment Speed							44.000%
Lifetime Prepayment Speed							-19.000%

						$	units
Recoveries of Defaulted and Casualty Receivables						2,946,048.29
Securitization Value of Defaulted Receivables and Casualty Receivables						4,084,328.53	164
Aggregate Defaulted and Casualty Gain (Loss)						(1,138,280.24)
Pool Balance at Beginning of Collection Period						1,495,757,334.68
Net Loss Ratio						-0.0761%

Cumulative Net Losses for all Periods(1)						0.3626%	6,092,183.44

Delinquent Receivables:						Amount	Number
31-60 Days Delinquent						13,278,109.22	584
61-90 Days Delinquent						2,664,389.19	109
91-120+ Days Delinquent						666,960.56	28
Total Delinquent Receivables:						16,609,458.97	721
60+ Days Delinquencies as Percentage of Receivables						0.22%

Aggregate Sales Performance of Auctioned Vehicles						$	units
Sales Proceeds						2,007,542.68	109
Securitization Value						2,351,629.63
Aggregate Residual Gain (Loss)						(344,086.95)

Cumulative Sales Performance of Auctioned Vehicles						$	units
Cumulative Sales Proceeds						6,294,190.84	352
Cumulative Securitization Value						7,498,446.63
Cumulative Residual Gain (Loss) [2]						(1,204,255.79)

VI. Reconciliation of Advances						.

Beginning Balance of Residual Advance							2,465,579.08
Reimbursement of Outstanding Advance							1,610,181.24
Additional Advances for current period							1,175,557.43
Ending Balance of Residual Advance							2,030,955.27

Beginning Balance of Payment Advance							3,785,992.42
Reimbursement of Outstanding Payment Advance							1,992,568.47
Additional Payment Advances for current period							976,357.74
Ending Balance of Payment Advance							2,769,781.69

Note:
1. The cumulative credit losses for all periods figure reflects a prior period adjustment as detailed in the schedule below:

	Nov-04	Dec-04	Jan-05	Feb-05

Period Losses	818,879.66	748,620.42	827,349.22	993,587.48

Cum. Losses	2,384,346.08	3,132,966.50	3,960,315.72	4,953,903.20

2. The cumulative residual losses for all periods figure reflects a prior period adjustment as detailed in the schedule below:

	Dec-04	Jan-05	Feb-05

Period Losses	125,294.53	232,897.17	270,451.76

Cum. Losses	356,819.91	589,717.08	860,168.84